UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2018

PureSpectrum, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-53015	41-2233202
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

224 Datura Street, Suite 1015

West Palm Beach, FL 33401

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: 954-837-6800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

ITEM 8.01      OTHER EVENTS

The interim management of Pure Spectrum, Inc. (the “Company”) feels that the filing of the below referenced Complaint is a material event that requires public attention.

The Company filed a complaint in the Court of Chancery in the State of Delaware (the “Complaint”), a copy of which is filed as an exhibit to this Current Report on Form 8-K.

The interim management brings attention to the Complaint to be heard at the first available date.

The court decision may effect the direction the company may follow.

The company maintains a web site address at http://www.psruturnaround.com where shareholders and company followers may learn more about the company and its progress.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 99.1 - Complaint for Injunctive Relief and Declaratory Judgment, dated February 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Pure Spectrum, Inc.

By:	/s/ Miro Zecevic
Miro Zecevic President/CEO and CFO

Date:  February 12, 2018